Geospatial Corporation S-1

EXHIBIT 10.7

CONVERSION AGREEMENT

This Conversion Agreement ("Agreement") is made and entered into as of August, 20, 2013, by and among Geospatial Holdings, Inc., a Nevada corporation (the "Company"), Geospatial Mapping Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("GMS") and Mark A. Smith, Chairman and Chief Executive Officer of the Company ("Smith").

RECITALS

WHEREAS, Smith holds the following notes evidencing the Company 's obligation to repay certain loans made by Smith to the Company: (i) an unsecured convertible note dated October 30, 2009 in the original principal amount of One Million Dollars ($1,000,000 (the "Convertible Note") and (ii) an unsecured demand note dated October 30, 2009 in the original principal amount of $128,262.70 (the "Demand Note"); and

WHEREAS, the total principal and accrued interest owed by the Company as of August 1, 2013 (the "Effective Date") (i) under the Convertible Note is $40,638.l 0 (the "Convertible Note Amount") and (ii) under the Demand Note is $173,011.45 (the "Demand Note Amount"); and

·

WHEREAS, subsequent to the issuance of the Convertible Note and the Demand Note, Smith made additional loans to the Company in the amount of $140,000, which Joans together with accrued and unpaid interest thereon, aggregate $184,203.78 as of August 1, 2013 (the "Additional Loan Amount"); and

WHEREAS, GMS and Smith entered into a Lease Agreement dated May 1, 2006 (the "Lease Agreement") pursuant to which Smith leased an office to the Company; and

WHEREAS, from December 1, 2009 to June 30, 2012, Smith incurred expenses and made disbursements in the course of performing his duties for the Company, which have not been reimbursed to Smith by the Company and Smith was not paid rent by GMS as required by the terms of the Lease Agreement , all of which unreimbursed and unpaid amounts aggregate $282,156.20 (the "Unpaid Expense Amount"); and

WHEREAS, from July 1, 2012 through the Effective Date, Smith has incurred expenses and made disbursements in the course of performing his duties for the Company, which has not been reimbursed to Smith by the Company and Smith was not paid rent by GMS as required by the terms of the Lease Agreement, all of which unreimbursed and unpaid amounts aggregate $21,366.40 (the "Recent Unpaid Expense Amount"); and

WHEREAS , GMS has not paid to Smith his Base Salary as provided for in the Employment Agreement dated as of December 1, 2007 between GMS and Smith (the "Employment Agreement"), and such unpaid Base Salary aggregated (a) $573,634.70 for the period prior to and including June 30, 2012 (the "Unpaid Salary Amount") and (b) $97,500.00 for the period from July 1, 2012 through the Effective Date (the "Recent Unpaid Salary Amount"); and

1

WHEREAS, the Company and GMS desire that Smith exchange (i) the principal and interest owed to him pursuant to the Convertible Note and the Demand Note, (ii) the Additional Loan Amount, (iii) the Unpaid Expense Amount and (iv) the Unpaid Salary Amount for shares of common stock, par value $.001 per share, of the Company ("Common Stock") and a warrant to purchase shares of Common Stock of the Company; and

WHEREAS, the Company and Smith desire to memorialize the Recent Unpaid Expense Amount and the Recent Unpaid Salary Amount, and agree upon the terms of their payment; and

WHEREAS, the Company desires to grant certain registration rights to Smith.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, GMS and Smith hereby agrees as follows:

AGREEMENT

1.	CONVERSION AND RELEASE.

1.1               Conversion into Common Stock and Warrant. Upon the terms and subject to the conditions of this Agreement , Smith hereby delivers and surrenders to the Company the Convertible Note and the Demand Note, and surrenders and releases to the Company his right to receive payment of the Additional Loan Amount, the Unpaid Expense Amount and the Unpaid Salary Amount, and in exchange therefor, the Company hereby issues and delivers to Smith (a) 17,909,203 shares of Common Stock (the "Conversion Stock") and (b) a warrant to purchase 1,790,920 shares of Common Stock in the form of Exhibit A hereto (the "Warrant").

1.2              Release. Smith hereby accepts the Conversion Stock and the Warrant in full payment and satisfaction of the Convertible Note Amount, the Demand Note Amount, the Additional Loan Amount, the Unpaid Expense Amount and the Unpaid Salary Amount, and releases and discharges the Company, GMS and all of their respective employees, agents, successors, assigns, affiliates, directors and officers from and against any and all other obligations or liabilities relating to the Convertible Note , the Demand Note, the Additional Loan Amount, the Unpaid Expense Amount and the Unpaid Salary Amount. Notwithstanding anything in this Agreement to the contrary, nothing contained herein is intended to, and this Agreement shall not operate to, release any claims Smith may have to enforce any rights conferred under this Agreement.

2

1.3               Payment of Taxes. To the extent that the issuance of the Conversion Stock and the Warrant to Smith would be subject to taxes imposed against Smith under the Internal Revenue Code of 1986, as amended, the Federal Insurance Contributions Act, as amended, and any state or local tax code or regulation, if applicable (collectively, the "Taxes"), then Smith shall be entitled to receive a payment from the Company (the "Gross-Up Payment") in an amount such that after payment by Smith of all federal, state and local taxes (including income taxes and excise taxes) imposed on the Gross-Up Payment, Smith retains an amount of the Gross-Up Payment equal to the Taxes.

1.4               Repayment of Recent Unpaid Expense Amount and Recent Unpaid Salary Amount. The Company hereby acknowledges its obligation and liability to pay the Recent Unpaid Expense Amount and the Recent Unpaid Salary Amount to Smith and agrees to use its reasonable commercial efforts to pay such amounts to Smith as soon as possible.

1.5              Registration Rights. Concurrently with the execution and delivery of this Agreement, the Company and Smith are entering into a Registration Rights Agreement in the form of Exhibit B hereto (the "Registration Rights Agreement").

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Smith that as of the Effective Date:

2.1              Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full power and authority to own or lease its properties and to carry on its business as presently conducted.

2.2              Due Authorization and Valid Issuance. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreem ent, the Warrant and the Registration Rights Agreement. This Agreement, the Warrant and the Registration Rights Agreement have been duly authorized and validly executed and delivered by the Company and each constitutes the 1ega1, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (a) rights to indemnity and contribution may be limited by state or federal securities Jaws of the public policy underlying such laws, (b) enforceability may be limited by applicable bankruptcy , insolvency , reorganization , moratorium or similar laws affecting creditors' rights and contracting parties' rights generally and (c) enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3               Capitalization. Immediately prior to giving effect to the transactions contemplated by this Agreement , the authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, par value $.001 per share, of which 45,871,374 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, 5,000,000 of which are designated as "Series B Convertible Preferred Stock", of which 4,460,429 are issued and outstanding. As of the date hereof, 15,000,000 shares of common stock are reserved for issuance upon exercise of stock options granted or to be granted under the Company's Stock Incentive Plans. As of the date hereof there are outstanding warrants to purchase 5,942,242 shares of common stock and outstanding warrants to purchase 446,023 shares of Series B Convertible Preferred Stock.

3

2.4              Issuance of Shares. The shares of Conversion Stock, when issued, sold and delivered in accordance with the terms of this Agreement, and the shares of Common Stock issuable pursuant to the Warrant, when issued, sold and delivered in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully-paid and nonassesable.

2.5               Private Offering. Assuming the correctness of the representations and warranties of Smith set forth in Section 3 hereof, the issuance of the Conversion Stock and the Warrant is exempt from registration under the Securities Act of 1933, as amended , and the rules and regulations promulgated thereunder (the "Securities Act"). Neither the Company nor any person acting on behalf of the Company has offered or sold the Conversion Stock or the Warrant by any form of general solicitation or general advertising.

3.	REPRESENTATIONS AND WARRANTIES OF SMITH. The Company hereby represents and warrants to Smith that as of the Effective Date:

3.1              Authorization. Smith has the requisite legal power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of Smith, except as the same may be limited by bankruptcy, insolvency, moratorium or other laws of general application affecting the enforcement of creditors' rights.

3.2             Conversion Stock and Warrant Not Registered; Reliance Upon Smith's Representations. Smith understands and acknowledges (i) that the Conversion Stock and the Warrant are not registered or qualified under any federal, foreign or state securities laws, (ii) that the Conversion Stock and the Warrant are being issued to Smith on the ground that the issuance of securities hereunder is exempt from registration under all applicable securities laws pursuant to exemptions thereunder, and (iii) that the Company's reliance on such exemptions is predicated on Smith's representations set forth herein.

3.3              Accredited Investor. Smith is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

3.4              Restricted Securities. Smith understands that the Conversion Stock and the Warrant constitute restricted securities under applicable securities laws and may not be resold or transferred unless they are first registered on qualified under applicable securities laws or unless an exemption from such registration or qualification is available. Accordingly , Smith hereby acknowledges that he is prepared to hold the Conversion Stock and the Warrant for an indefinite period of time, until resale is permitted under applicable securities laws.

4

3.5              Experience; Risk. Smith has such knowledge and experience in financial and business matters that Smith is capable of evaluating the merits and risks of his acquisition of the Conversion Stock and the Warrant and of protecting Smith's interests in connection therewith. Smith is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

3.6              Investment. Smith is acquiring the Conversion Stock and the Warrant for investment for his own account, not as a nominee or agent and not with a view to, or for resale in connection with any distribution thereof, and Smith has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.	RESTRICTED SECURITIES.

4.1              Restrictive Legends.

(a)                 Unless and until otherwise permitted by this Section, each certificate for Conversion Stock issued to Smith or any subsequent transferee of any such certificate shall be stamped or otherwise imprinted with a legend of substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR 1933 AND SUCH OTHER LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE ."

(b)                 In addition to the legend required by this Section 4.1, each certificate for Company shares issued under or pursuant to this Agreement to Smith or any subsequent transferee shall be stamped or otherwise imprinted with any legend required pursuant to applicable state corporation and securities laws.

4.2               Transfer. The Company may decline to acknowledge or register a transfer of any Company shares bearing any legend pursuant to Section 4.1, and may instruct any transfer agent for its Company shares to decline the same, unless the Company is reasonably satisfied that the Company shares being transferred have been registered or are exempt from registration under applicable securities laws.

4.3              Removal of Legends. Whenever the legend described in Section 4.1 shall no longer be required by law, the holder of any particular Company shares bearing such legends shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for such particular Company shares not bearing restrictive legends pursuant to Section 4.1 hereof.

5

5.	MISCELLANEOUS.

5.1              Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2              Expenses. Each party hereto agrees to pay its expenses incurred in connection with this Agreement and the documents and transactions contemplated herein.

5.3              Notices. All notices and other communications required or permitted hereunder shall be given in writing and shall be delivered by person al delivery, facsimile, electronic mail, overnight delivery service, or U .S. mail service, addressed as follows:

The Company: Geospatial Holdings, Inc. 229 Howes Run Road Sarver, PA 16055

Attn: Thomas Oxenreiter, Chief Financial Officer T: 724-353-3400

F: 724-353-3049

Email: toxenreiter @geospatialcorporation .com

Smith:

Mark A. Smith 1001 Carlisle Street

Natrona Heights, PA 15065 T: 724-994-8055

H: 724-226-2067

Email: mark@gooselakeventures.com

Any notice or other communication delivered in accordance with this Section 5 shall be deemed to have been given upon actual receipt or refusal of such delivery.

5.4              Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of laws principles hereof.

5.5              Successors and Assigns; Assignment. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld, including by merger or consolidation. Subject to the preceding , this Agreement shall be binding upon, inure to

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.

COMPANY:		SMITH:

GEOSPATIAL HOLDINGS, INC.

By:	/s/ Thomas R. Oxenreiter	By:	/s/ Mark A. Smith
	Thomas R. Oxenreiter: CFO		Mark A. Smith

GMS:

GEOSPATIAL MAPPING SYSTEMS, INC.

By:	/s/ Thomas R. Oxenretier
Thomas R. Oxenreiter: CFO

7

EXHIBIT A

FORM OF WARRANT

See Attached

8

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT ,UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Warrant Issue Date: August , 2013

COMMON STOCK PURCHASE WARRANT

For value received, Geospatial Holdings, Inc. (the "Company"), a Nevada corporation, hereby certifies that (the "Holder") or its permitted assign(s) is entitled to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), in whole or in part, shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), at a price per share equal to $0.25 (the "Exercise Price"). This Warrant is subject the following terms and conditions. This Warrant is issued pursuant to that certain Conversion Agreement dated as of August , 2013, by and among the Company, Geospatial Mapping Systems, Inc. and the Holder (the "Conversion Agreement") . This Warrant is subject to the terms of the Conversion Agreement and the following additional terms and conditions.

I .             Certain Definitions.

(a)                "Change in Control" means any sale of capital stock of the Company or consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization , in which the stockholders of the Company immediately prior to such sale, consolidation, merger or reorganization, do not hold at least a majority of the resulting or surviving corporation's voting power immediately after such consolidation, merger or reorganization, or the sale, lease, or other disposition of all or substantially all of the assets of the Company .

(b)               "Exercise Period" means the period commencing on the Warrant Issue Date and ending on the date that is the earliest to occur of (i) 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the fifth anniversary of the Warrant Issue Date, (ii) a Change in Control, or (iii) the closing of a Qualified Public Offering (as defined in the Certificate of Designation of Series B Preferred Stock of the Company).

9

2.	Exercise of Warrant.

(a)               The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Subscription Agreement attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive office, accompanied by payment in cash, in lawful money of the United States of America, including by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased pursuant to such exercise of the Warrant.

(b)               This Warrant may be exercised for less than the full number of shares of Common Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee.

(c)                As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within 20 business days thereafter, the Company , at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 3(d) hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid .

(d)               Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company. ·

(e)                In the event that the Company proposes to engage in a Change in Control or Qualified Public Offering, it shall give the Holder written of its intention not less than ten (10) days prior to the date of the proposed closing of such transaction. The notice shall describe the material terms and conditions upon which the Company proposes to consummate such transaction.

10

3.	Adjustments .

(a)                Adjustments Generally. In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Section 3, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 3. Upon each adjustment of the Exercise Price pursuant to this Section 3, the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock determined by (i) multiplying (A) the Exercise Price in effect immediately prior to such adjustment by (B) the number of shares of Common Stock issuable upon exercise hereof immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment; provided that no such adjustments shall be made in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant if the conversion ratio of the Common Stock already reflects such event.

(b)               Subdivisions, Stock Dividends and Recapitalizations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Common Stock which is payable in Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, unless the conversion ratio of such Common Stock already reflects such event.

(c)                Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of a significant amount of assets to another corporation shall be effected in such a way that (i) does not constitute a Change in Control, and (ii) holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

11

(d)               Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 3(d), be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (11100) of a share, to be computed on the basis of the fair market value per share as determined in good faith by the Board of Directors of the Company .

(e)               Certificate as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3 hereof, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

4.                Reservation of Stock Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant. All of the shares of Common Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 6(a) hereof and the Agreements to which reference is made in Section 6(b) hereof.

5.                  Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

6.	Negotiability. This Warrant is issued upon the following terms:

(a)                Transfer. By acceptance hereof, the Holder acknowledges and agrees that the Holder is acquiring the Warrant and the shares of Common Stock issuable upon exercise hereof for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

12

(b)               Agreements. As a condition to the Company's obligation to issue shares of Common Stock upon exercise hereof, the Holder shall execute the Subscription Agreement attached hereto as Annex A.

(c)                Transfer Taxes. The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

(d)               Compliance with Securities Laws. The Holder, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

7.                  Subdivision of Rights. Subject to Section 6, this Warrant (as well as any new Warrants issued pursuant to the provisions of this Section 7) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

8.	Miscellaneous.

(a)               Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Conversion Agreement .

(b)               Books of the Company. The Company may treat the holder hereof as appearing on the Company's books at any time as the holder for all purposes.

(c)                Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

(d)               Amendment; Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13

(e)                 Benefits of this Warrant. Nothing in this Warrant shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

14

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer, as of the date first above written .

Geospatial Holdings , Inc

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	Chief Executive Officer

15

ANNEX A

SUBSCRIPTION AGREEMENT

Date: _____________________

To: _____________________

The undersigned (the "Purchaser"), pursuant to the provisions set forth in the attached Warrant , hereby irrevocably elects (a) to purchase shares of Common Stock (the "Warrant Shares") covered by such Warrant and herewith makes payment of $ , representing the full purchase price for such shares at the price per share provided for in such Warrant or (b) to exercise the Warrant with respect to ________ shares of Common Stock, pursuant to Section 2(b) of the Warrant [STRIKE (a) OR (b) AS APPLICABLE] .

Purchaser represents and warrants to the Company as follows:

1.                                   Investment Representations. Purchaser understands that the Warrant Shares have not been registered under the Securities Act. Purchaser also understands that the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement.

2.                                    Experience; Risk. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Warrant Shares and of protecting Purchaser's interests in connection therewith. Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

3.                                     Investment. Purchaser is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Warrant Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the "Acts") by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

16

4.                                     Information. Purchaser has been furnished with all information which it deems necessary to evaluate the merits and risks of purchasing the Warrant Shares and has had the opportunity to ask questions concerning the Warrant Shares and the Company and all questions posed have been answered to its satisfaction. Purchaser has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Shares and the Company. Purchaser has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Shares and to make an informed decision relating thereto.

5.                                    Restricted Securities; Restrictions on Transfer. Purchaser understands that the Warrant Shares will be "restricted securities" under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrant Shares may be resold without registration under the Acts only in certain limited circumstances. Purchaser acknowledges that Warrant Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available. To the extent that Purchaser is not already a party to such agreements, Purchaser agrees to execute and deliver a counterpart signature page, and become a party, to such stockholder and registration rights agreements as are then in effect by and among the Company and its stockholders.

6.                                    No Public Market. Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for such securities.

7.                                   Accredited Inve stor. Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares.

8.                                   Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth below; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth below.

Signature

Print name:
Address:

17

NOTICE OF TRANSFER

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below the rights and obligations represented by the within Warrant with respect to the number of shares of Common Stock of set forth below:

Name of Assignee	Address	No. of Shares

and appoints ____________________ attorney to transfer said right on the warrant register of ____________________ with full power of substitution in the premises.

Dated : ________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

_____________________________

_____________________________

_____________________________

18

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

See Attached

19

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this __ day of August, 2013 (the "Effective Date") by and between Geospatial Holdings, Inc., a Nevada corporation (the "Company"), and Mark A. Smith, an individual resident of Natrona Heights, Pennsylvania ("Smith") .

AGREEMENT

WHEREAS, the Company, Geospatial Mapping Systems, Inc. and Smith are parties to a Conversion Agreement dated the date hereof (the "Conversion Agreement"); and

WHEREAS, the Conversion Agreement requires that, upon execution of the Conversion Agreement, Geospatial and Smith will enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration , the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Agreement"has the meaning set forth in the preamble . "Board"means the board of directors of the Company.

Company.

"Common Stock" means the common stock, par value $.00l per share, of the "Company" has the meaning set forth in the preamble.

"Contractual Obligation" means as to any Person, any material provision of any security issued by such Person or any material provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument including , without limitation, the organizational or governing documents of such Person, to which such Person is a party or by which it or any of its property is bound.

"Effective Date" has the meaning set forth in the preamble.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any government of any nation, state, city, locality or other political subdivision.

20

"Holder" means (i) any person owning of record Registrable Shares that have not been sold to the public or (ii) any assignee of record of such Registrable Shares in accordance with Section 4.9 hereof.

"Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

"Person" means any individual, firm, corporation, partnership , trust , incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

"Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

"Registrable Shares" means (a) Common Stock of the Company issued to Smith pursuant to the Conversion Agreement; (b) any other shares of Common Stock hereafter owned or held by Smith; and (c) any "Registrable Shares" as defined in any other agreement pursuant to which the Company has granted registration rights. Notwithstanding the foregoing, Registrable Shares shall not include any securities sold by a Person to the public either pursuant to a registration statement or Securities Act Rule 144 or sold in a private transaction in which the transferor's rights pursuant to Section IV of this Agreement are not assigned.

"Registration Expenses" means all expenses incurred by the Company in complying with Sections 4.1, 4.2 and 4.3 hereof, including, without limitation , all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company , reasonable fees and disbursement s of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

"Requirements of Law" means, as to any Person, the provisions of the charter and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right , privilege, qualification, license or franchise, order, judgment, or determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

"Restricted Period" has the meaning set forth in Section 4.9.

"SEC" or "Commission" means the Securities and Exchange Commission.

"SEC Reports" shall mean all reports required to be filed with the SEC under the Securities Act and the Exchange Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale.

"Violation" bas the meaning set forth in Section 4.7(a) .

21

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Smith follows:

2.1               Authorization; Binding Effect. The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.2              Non-contravention. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, do not and will not (i) violate any Requirements of Law applicable to the Company , or (ii) result in a material breach or default under any of the Contractual Obligations of the Company, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority , in each case applicable to the Company or its properties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SMITH

Smith hereby represents and warrants as of the date hereof as follows:

3.1              Authorization; Binding Effect. Smith has the requisite legal power and authority to enter into and perform his obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Smith, enforceable against Smith in accordance with its terms, except (i) as may be limited by applicable bankruptcy , insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies .

3.2                Non-contravention. The execution, delivery and performance of this Agreement by Smith, and the consummation of the transactions contemplated hereby , do not and will not (a) violate any Requirements of Law applicable to Smith, or (b) result in a material breach or default under any of the Contractual Obligations of Smith, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to Smith or Smith's properties .

ARTICLE IV

REGISTRATION; COVENANTS OF THE COMPANY

4.1         Registration. The Company shall, within six (6) months following the Effective Date, file a registration statement under the Securities Act covering the Registrable Shares and thereafter shall use its reasonable commercial efforts to cause such registration statement to be declared effective as soon thereafter as reasonably practicable. Such registration shall provide for sale or distribution of such Registrable Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act to the extent it is available.

22

4.2         Piggyback Registration. The Company shall notify all Holders of Registrable Shares in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including , but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Shares held by such Holder on terms and conditions at least as favorable as those applicable to the securities to be sold by the Company and by any other person thereunder . Each Holder desiring to include in any such registration statement all or any part of the Registrable Shares held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If a Holder decides not to include some or all of its Registrable Shares in any registration statement thereafter filed by the Company or decides to withdraw its Registrable Shares from any underwriting or registration pursuant to Section 4.1, such Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein

a.                   Underwriting. If the registration statement under which the Company gives notice under this Section 4. 2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Shares. In such event, the right of any such Holder to be included in a registration pursuant to this Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein . All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten and advises the Holders of Registrable Shares in writing, the number of shares that may be included in the underwriting shall be allocated , first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Shares held by the Holders; and third, to any holder of securities of the Company (other than a Holder) on a pro rata basis . In making any such reduction , all shares held by employees of the Company which are not Registrable Shares shall first be excluded. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting or (ii) reduce the amount of Registrable Shares of the selling Holders included in the registration below thirty three and one-third percent (33 1/3%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Shares of the Holders may be excluded. If any Holder disapproves of the terms of any such underwriting , such Holder may elect to withdraw therefrom by written notice to the

23

--'

Company and the underwriter , delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership , limited liability company or corporation, the partners and members, retired partners and members and shareholders of such Holder, or the estates and family members of any such partners and members and retired partners and members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder,” as defined in this sentence.

b. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.4 hereof.

4.3         Form S-3 Registration. If the Company shall receive from Holders of at least seventy five percent (75%) of the Registrable Shares then outstanding a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, the Company will :

a.                   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

b.                   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided , however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.3:

Holders, or

(i)               if Form S-3 is not available for such offering by the

(ii)              if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000), or

(iii)             if the Company shall furnish to the Holders a certificate signed by the chairman of the Board of the Company or its chief executive officer stating that in the good faith judgment of the Board of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in

24

which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 4.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(iv)             if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 4.3.

c.                   Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 4.3 shall not be counted as demands for registration or registrations effected pursuant to Section 4. 1 or Section 4.2, respectively.

4.4         Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 4.1, 4.2 or 4.3 herein shall be borne by the Company. All Selling Expenses applicable to Registrable Shares sold by Holders incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

4.5          Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

a.                   Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective as soon as possible, and in any event within thirty (30) days of the date on which the obligation to effect such registration arises, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if a shelf registration pursuant to Securities Act Rule 415, until the Holder or Holders have completed the distribution related thereto .

b.                   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

c.                    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

d.                   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

25

e.                   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement , in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Sections 4.7(b) and (d).

f.                   Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and correct such misrepresentation or omission as expeditiously as reasonably possible .

g.                   Use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters , (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration , in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters , if any, and (ii) to the Holders requesting registration of Registrable Securities, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

h.                   Cooperate and assist in any filings to be made with the Financial Industry Regulatory Authority, Inc.

i.                     Cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Shares to be authorized for trading on the Nasdaq Stock Market if any similar securities issued by the Company are then so authorized, if requested by the Holders of a majority of such Registrable Securities.

j.                     Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

k.                    In connection with an underwritten offering, to the extent requested by the managing underwriters or Holders, participate in and support customary efforts to sell the Registrable Shares in the offering; including without limitation, participating in "road shows." ·

4.6         Delay of Registration; Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.1, 4.2 or 4.3 that the selling Holders shall furnish to the Company such information regarding themselves, the

26

Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

4.7          Indemnification. In the event any Registrable Shares are included in a registration statement under Section 4.1, 4.2 or 4.3:

a.                    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, stockholders, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities Goint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, stockholder, member, officer, director, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided , however, that the indemnity agreement contained in this Section 4.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

b.                   To the extent permitted by law, each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its stockholders, directors, officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, stockholders, members, officers and directors, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities joint or several) to which the Company or any such stockholder, director, officer, controlling person, underwriter or other such Holder, or the partners, stockholders , members, officers and directors of such other Holder, any underwriter (as defined in the Securities Act) for such Holder and each person , if any, who controls such Holder or underwriter within the meaning of the Securities Act

27

or the Exchange Act, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration ; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or the partners, stockholders, members, officers and directors of such other Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided , however, that the indemnity agreement contained in this Section 4.7 (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld ;provided further , that in no event shall any indemnity under this Section 4.7 exceed the proceeds from the offering received by such Holder; provided further, that any payments will be repaid to each such Holder if the Company acted recklessly .

c.                  Promptly after receipt by an indemnified party under this Section 4.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if in the reasonable opinion of counsel representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if (and only to the extent) materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.7.

d.                   If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things,

28

whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties ' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder

.

e.            The obligations of the Company and Holders under this Section 4.7  shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.8              Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Article IV may be transferred or assigned by a Holder to a transferee or assignee of Registrable Shares which (a) is a subsidiary, parent, stockholder , general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder, (b) is a Holder's Immediate Family member or an estate or trust of or for the benefit of an individual Holder, or (c) acquires at least twenty percent (20%) of the Registrable Shares held by such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall become a party to thfa Agreement.

4.9              " Market Stand-Off ' Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall, if requested by the underwriter of any underwritten public offering of the Company's Common Stock, agree with such underwriter not to sell, transfer , make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company (the "Restricted Period") not to exceed ninety (90) days following the effective date of any registration statement of the Company filed under the Securities Act in connection with the Initial Offering ;provided that such agreements shall not apply to Registrable Shares included in such registration statement or sales or similar transactions effected pursuant to a valid exemption from the registration requirements of the Securities Act. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide , within ten (10) days of such request, such information concerning such Holder as may be reasonably requested by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4

29

or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Restricted Period.

4.10          Information Regarding the Company. With a view to making available to Smith the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to:

a.                   Following the date upon which the Company registers the Common Stock with the Commission under Section 12 of the Exchange Act, the Company will file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

b.                   So long as Smith owns any Shares, furnish to Smith forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as Smith may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell the Notes without registration.

ARTICLE V

GENERAL PROVISIONS

5.1               Indemnification. Smith agrees to indemnify and hold harmless the Company, its officers, managers, affiliates, counsel, agents and each other Person, if any, who controls or is controlled by it, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or .any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by Smith to comply with any covenant or agreement made by Smith herein or in any other document furnished by Smith to any of the foregoing in connection with this transaction.

5.2               Amendment. This Agreement may be amended, modified or supplemented at any time by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto. No agreement made through the use of electronic records or electronic signatures, as those terms are used in the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. Sec. 7001 et. seq., shall be enforceable or binding on either party hereto. Notwithstanding the previous sentence, facsimile signatures, telecopied signatures, or copies of signatures in PDF format sent by e-mail, will constitute a sufficient form of writing for purposes of this Section 5.2 and Section 5.3.

5.3               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4               Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

30

5.5              GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.6              Severabilitv. If any one or more of the provisions contained herein, or the application thereof in any circumstance , is held invalid, illegal or unenforceable in any respect for any reason, the validity , legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

5.7              Entire Agreement; Waivers. This Agreement, together with the Settlement Agreement, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein and in the Conversion Agreement. This Agreement and the Conversion Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.8              Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

5.9              Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid, or express overnight courier service, to the address set forth in the Conversion Agreement.

(Signature Page Follows)

31

IN WITNESS WHEREOF, the Company and Smith have executed this Agreement as of , 2013.

GEOSPATIAL HOLDINGS, INC.

By:
Thomas R. Oxenreiter, CFO

Mark A. Smith